UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2011

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2011, Churchill Downs Incorporated (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Meeting”). At the Meeting the Company’s shareholders:

(1) elected four (4) Class III directors to terms of three (3) years each;

(2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011;

(3) approved the material terms of the performance goals and maximum awards payable as established by the special Subcommittee of the Compensation Committee of the Board of Directors for the payment of compensation to Robert L. Evans, William C. Carstanjen, William E. Mudd, Rohit Thukral, and Alan K. Tse under the Churchill Downs Incorporated Amended and Restated Incentive Compensation Plan (1997);

(4) approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in the proxy statement; and

(5) recommended, on an advisory basis, holding future advisory votes on named executive officer compensation every year.

Set forth below are the number of votes cast with respect to each of the matters submitted for vote at the Meeting.

(1) Election of Class III Directors

Nominee	For	Withheld	Broker Non-Votes
Michael B. Brodsky	12,103,327	175,193	1,882,065
Robert L. Fealy	11,913,738	364,782	1,882,065
Daniel P. Harrington	12,040,148	238,372	1,882,065
Darrell R. Wells	11,940,357	338,163	1,882,065

(2) Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
14,095,827	47,423	17,335	0

(3) Approval of Material Terms of Performance Goals and Maximum Awards Payable

For	Against	Abstentions	Broker Non-Votes
13,847,968	240,523	72,094	0

(4) Approval, By Non-Binding Advisory Vote, of Executive Compensation

For	Against	Abstentions	Broker Non-Votes
9,456,744	2,048,412	773,364	1,882,065

(5) Advisory Vote, on the Frequency of Holding Future Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
10,401,193	25,087	1,086,571	765,669	1,882,065

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

June 21, 2011	By:	/s/ Rebecca C. Reed
Rebecca C. Reed
Senior Vice President and Secretary